Exhibit 99.1

Lantheus Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

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Worldwide revenue of $406.8 million and $1.54 billion for the fourth quarter and full year 2025
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GAAP fully diluted earnings per share of $0.82 and $3.41 for the fourth quarter and full year 2025
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Adjusted fully diluted earnings per share of $1.67 and $6.08 for the fourth quarter and full year 2025
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Repurchased $100 million of shares of common stock in the fourth quarter pursuant to the previously announced stock repurchase plan that was approved by the Board in July 2025
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Company announced today that it is sharpening its strategic focus to innovative radiodiagnostics and pursuing value‑maximizing alternatives for radiotherapeutic assets to support long-term growth
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Company provides full year 2026 revenue and adjusted fully diluted earnings per share guidance

BEDFORD, Mass., February 26, 2026 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its fourth quarter and full year ended December 31, 2025.

“In 2025 we accomplished the important goal of maintaining market leadership with PYLARIFY. In addition, we expanded both our commercial portfolio of radiopharmaceuticals with Neuraceq as well as our pipeline through the acquisitions of Life Molecular Imaging and Evergreen Theragnostics,” said Mary Anne Heino, Chief Executive Officer of Lantheus. “In 2026, we are aligning our strategic focus on PET radiodiagnostics, with clear priorities around execution and investment. With up to four FDA approvals this year, we will ensure fit-for-purpose launch readiness for our new products, selectively advance late-stage pipeline assets and allocate capital thoughtfully to support sustainable growth and a compelling long-term outlook.”

Summary Financial Results

	Three Months Ended December 31,
(in millions, except per share data - unaudited)	2025	2024	% Change
Worldwide revenue	$406.8	$391.1	4.0%
GAAP net income (loss)	$54.1	$(11.8)	558.8%
GAAP fully diluted earnings (loss) per share	$0.82	$(0.17)	578.8%
Adjusted net income (non-GAAP)	$110.7	$115.4	(4.1%)
Adjusted fully diluted earnings per share (non-GAAP)	$1.67	$1.59	4.7%

Fourth Quarter 2025

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Worldwide revenue increased 4.0% to $406.8 million compared to the same period in 2024.
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Sales of PYLARIFY were $240.2 million, a decrease of 9.7%.
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Sales of DEFINITY were $85.3 million, a decrease of 1.0%.
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Sales of Neuraceq were $31.0 million.

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Operating income decreased 32.2% to $77.2 million. Adjusted operating income (non-GAAP) decreased 8.5% to $138.9 million.
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Fully diluted earnings per share increased 578.8% to $0.82, compared to fully diluted loss per share of ($0.17) in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) increased 4.7% to $1.67, compared to $1.59 in the prior year period.
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Net cash provided by operating activities and free cash flow were $90.2 million and $81.4 million, respectively.

Balance Sheet

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At December 31, 2025, the Company's cash and cash equivalents were $359.1 million, after payments of $276.4 million and $352.9 million for the acquisitions of Evergreen Theragnostics, Inc. (“Evergreen”) and Life Molecular Imaging, respectively, and payment of approximately $300 million for the repurchase of common stock, compared to $912.8 million at December 31, 2024.
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The Company currently has access to up to $750.0 million from a revolving line of credit.

Recent Business Highlights

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The Company announced today that it is sharpening its strategic focus to innovative radiodiagnostics and is prioritizing its investment in the development and commercialization of innovative PET radiodiagnostics, alongside a decision to pursue value‑maximizing alternatives for radiotherapeutic assets to support long‑term growth.
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Completed the divestiture of the legacy SPECT business to SHINE Technologies LLC (effective January 1, 2026), a decisive action taken to focus on PET radiodiagnostics and simplify the Company’s operating model.
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Demonstrated the strategic expansion of the Lantheus PET portfolio as Neuraceq exited 2025 as the second largest and fastest growing commercially approved amyloid PET imaging agent utilized in the U.S.
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Advanced the late-stage pipeline to launch readiness, securing 2026 PDUFA dates for three radiodiagnostic assets: new PSMA PET formulation (March 6), OCTEVY (March 29), and MK-6240 (August 13); and awaiting FDA approval and the resolution of Hatch-Waxman litigation for PNT2003, a radioequivalent to Lutathera.

Full Year 2026 Financial Guidance

Guidance Issued February 26, 2026
FY 2026 Revenue	$1.4 billion - $1.45 billion
FY 2026 Adjusted fully diluted EPS	$5.00 - $5.25

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of GAAP income per common share to adjusted fully diluted EPS because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.

Conference Call and Webcast

As previously announced, the Company will host a conference call and webcast on Thursday, February 26, 2026, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.

A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Switzerland, Sweden and the United Kingdom, Lantheus has been providing radiopharmaceutical solutions for nearly 70 years. For more information, visit www.lantheus.com.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted fully diluted net income per share; adjusted operating income, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2026 and our plans to successfully execute on the commercialization of marketed products, ensure launch readiness for new products, advance a focused late-stage pipeline, and allocate capital thoughtfully, and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion, penetration and reimbursement for our established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment, and our ability to clinically and commercially differentiate our products;(ii) our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for our new formulation of our F-18 prostate-specific membrane antigen (“PSMA”) positron emission tomography (“PET”) imaging agent, to complete the technology transfer across our PET manufacturing facilities (“PMF”) network for such new formulation, to obtain FDA approval for each PET manufacturing facility to manufacture the new formulation, to obtain adequate coding, coverage and payment, including transitional pass-through payment status (“TPT Status”), for such new formulation and to have customers adopt such new formulation; (iii) the availability of raw materials, key components, equipment, manufacturing timeslots, either used in the production of our products and product candidates, or by customers of our products and product candidates, including, but not limited to PET scanners for PYLARIFY, Neuraceq, MK-6240, LNTH-2501 and NAV-4694; (iv) our ability to have third parties manufacture our products and product candidates and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (iv) (v) our ability to satisfy our obligations under our existing clinical development partnerships using Neuraceq, MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to those assets, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; (vi) our ability to continue to successfully integrate acquisitions, including of Life Molecular Imaging Limited (“Life Molecular”) and Evergreen Theragnostics, Inc. (“Evergreen”), which could be impacted by unforeseen expenses related to integration activities, the accuracy of our financial models, the potential for unforeseen liabilities within those businesses, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 edotreotide injection, which has been studied for use in conjunction with a PET scan to stage and localize neuroendocrine tumors in adult and pediatric patients, and approval for PNT2003, and to be successful in the patent litigation associated with PNT2003; (viii) the cost, efforts and timing for clinical development, manufacturing, regulatory approval, adequate coding, coverage and payment, and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake, including those investigational assets for which FDA approval is anticipated this year;(ix) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products;(x) the effect that changes to management, including the recent turnover in our leadership and senior management team, could have on our business; and (xi) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

- Tables Follow -

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$406,786	$391,110	$1,541,609	$1,533,910
Cost of goods sold	165,911	142,565	599,657	545,619
Gross profit	240,875	248,545	941,952	988,291
Operating expenses
Sales and marketing	46,319	43,640	178,691	177,940
General and administrative	69,892	57,869	275,121	193,689
Research and development	47,480	35,325	177,308	168,098
Total operating expenses	163,691	136,834	631,120	539,727
Gain on sale of assets	—	2,161	—	8,415
Operating income	77,184	113,872	310,832	456,979
Interest expense	5,078	5,045	19,749	19,669
Investment in equity securities - unrealized loss	9,488	119,056	8,617	43,564
Other income	(7,747)	(9,446)	(31,326)	(37,231)
Income (loss) before income taxes	70,365	(783)	313,792	430,977
Income tax expense	16,277	11,007	80,233	118,535
Net income (loss)	$54,088	$(11,790)	$233,559	$312,442
Net income (loss) per common share:
Basic	$0.82	$(0.17)	$3.46	$4.52
Diluted	$0.82	$(0.17)	$3.41	$4.36
Weighted average common shares outstanding:
Basic	65,582	69,217	67,489	69,199
Diluted	66,315	69,217	68,443	71,651

Lantheus Holdings, Inc.

Consolidated Revenues Analysis

(in thousands, except percent data – unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2025	2024	Change $	Change %	2025	2024	Change $	Change %
PYLARIFY	$240,204	$265,953	$(25,749)	(9.7)%	$989,116	$1,057,834	$(68,718)	(6.5)%
Other radiopharmaceutical oncology	—	—	—	—%	—	384	(384)	(100.0)%
Total radiopharmaceutical oncology	240,204	265,953	(25,749)	(9.7)%	989,116	1,058,218	(69,102)	(6.5)%
DEFINITY	85,313	86,163	(850)	(1.0)%	330,248	317,792	12,456	3.9%
Neuraceq	31,005	—	31,005	100.0%	51,447	—	51,447	100.0%
TechneLite	20,983	25,107	(4,124)	(16.4)%	86,803	95,487	(8,684)	(9.1)%
Other precision diagnostics	5,944	6,192	(248)	(4.0)%	24,616	24,231	385	1.6%
Total precision diagnostics	143,245	117,462	25,783	22.0%	493,114	437,510	55,604	12.7%
Strategic partnerships and other revenue	23,337	7,695	15,642	203.3%	59,379	38,182	21,197	55.5%
Total revenues	$406,786	$391,110	$15,676	4.0%	$1,541,609	$1,533,910	$7,699	0.5%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and percent data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$54,088	$(11,790)	$233,559	$312,442
Stock and incentive plan compensation	17,543	22,164	85,563	76,393
Amortization of acquired intangible assets	16,485	11,846	47,111	43,807
Campus consolidation costs	16	35	(130)	72
Contingent consideration fair value adjustments	397	(1,294)	1,379	(2,699)
Non-recurring fees	—	6,723	2,633	6,723
Gain on sale of assets	—	(2,161)	—	(8,415)
Strategic collaboration and license costs	5,539	(8)	21,812	66,213
Investment in equity securities - unrealized loss (a)	9,511	119,056	8,726	43,564
Acquisition, integration and divestiture-related costs	21,703	207	84,348	1,553
Other	(5,000)	447	(8,024)	2,720
Income tax effect of non-GAAP adjustments(b)	(9,613)	(29,794)	(60,503)	(57,701)
Adjusted net income	$110,669	$115,431	$416,474	$484,672
Adjusted net income, as a percentage of revenues	27.2%	29.5%	27.0%	31.6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss) per share - diluted	$0.82	$(0.17)	$3.41	$4.36
Stock and incentive plan compensation	0.26	0.31	1.25	1.07
Amortization of acquired intangible assets	0.25	0.16	0.69	0.61
Campus consolidation costs	0.00	0.00	(0.00)	0.00
Contingent consideration fair value adjustments	0.01	(0.02)	0.02	(0.04)
Non-recurring fees	—	0.09	0.04	0.09
Gain on sale of assets	—	(0.03)	—	(0.12)
Strategic collaboration and license costs	0.08	(0.00)	0.32	0.92
Investment in equity securities - unrealized loss (a)	0.14	1.65	0.13	0.61
Acquisition, integration and divestiture-related costs	0.33	0.00	1.23	0.02
Other	(0.08)	0.01	(0.12)	0.04
Income tax effect of non-GAAP adjustments(b)	(0.14)	(0.41)	(0.88)	(0.80)
Adjusted net income per share - diluted(c)	$1.67	$1.59	$6.08	$6.76
Weighted-average common shares outstanding - diluted	66,315	72,451	68,443	71,651

(a)
Non-GAAP amount excludes a gain of $23 and $109 from the change in value of other assets for the three and twelve months ended December 31, 2025, respectively.
(b)
Represents the estimated income tax effect of the adjustments between GAAP net income (loss) and non-GAAP adjusted net income.
(c)
Amounts may not add due to rounding.

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(in thousands, except per share and percent data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating income	$77,184	$113,872	$310,832	$456,979
Stock and incentive plan compensation	17,543	22,164	85,563	76,393
Amortization of acquired intangible assets	16,485	11,846	47,111	43,807
Campus consolidation costs	16	35	(130)	72
Contingent consideration fair value adjustments	397	(1,294)	1,379	(2,699)
Non-recurring fees	—	6,723	2,633	6,723
Gain on sale of assets	—	(2,161)	—	(8,415)
Strategic collaboration and license costs	5,539	(8)	21,812	66,213
Acquisition, integration and divestiture-related costs	21,703	207	84,348	1,553
Other	—	447	1,703	2,720
Adjusted operating income	$138,867	$151,831	$555,251	$643,346
Adjusted operating income, as a percentage of revenues	34.1%	38.8%	36.0%	41.9%

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$90,178	$157,730	$390,141	$544,750
Capital expenditures	(8,788)	(16,369)	(36,089)	(51,625)
Free cash flow	$81,390	$141,361	$354,052	$493,125

Net cash used in investing activities	$(11,510)	$(6,602)	$(627,168)	$(226,015)
Net cash used in financing activities	$(100,786)	$(103,659)	$(316,584)	$(118,536)

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$359,121	$912,814
Accounts receivable, net	358,640	321,258
Inventory, net	64,674	68,025
Income tax receivable	15,387	8,177
Other current assets	21,400	16,359
Assets held for sale	80,742	—
Total current assets	899,964	1,326,633
Investment in equity securities	42,213	39,489
Property, plant and equipment, net	163,686	176,798
Intangibles, net	722,779	161,761
Goodwill	239,517	61,189
Deferred tax assets, net	109,196	170,233
Other long-term assets	50,044	44,237
Total assets	$2,227,399	$1,980,340
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and other borrowings	$738	$974
Accounts payable	42,906	34,560
Accrued expenses and other current liabilities	267,307	204,992
Liabilities held for sale	22,468	—
Total current liabilities	333,419	240,526
Asset retirement obligations	138	23,344
Long-term debt and other borrowings, net of current portion	568,678	565,279
Long-term deferred tax liabilities	54,246	—
Long-term contingent consideration liabilities	73,255	—
Other long-term liabilities	107,866	63,180
Total liabilities	1,137,602	892,329
Total stockholders’ equity	1,089,797	1,088,011
Total liabilities and stockholders’ equity	$2,227,399	$1,980,340

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Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com